Exhibit 10.59

AMENDMENT OF KEITH PEDEN’S

APRIL 9, 2001 OFFER LETTER

The employment offer letter dated April 9, 2001, from Raytheon Company to Keith Peden and the enclosures with it are amended as follows, effective as of January 1, 2010:

All references to continuation of perquisites after a separation from service,

whether in connection with a Change in Control or otherwise, are deleted.

By signing below, Raytheon Company and Keith Peden agree to the terms of this Amendment.

Raytheon Company	Keith J. Peden

/s/ Jay B. Stephens	/s/ Keith J. Peden
Jay B. Stephens	February 5, 2010
Senior Vice President, General
Counsel and Secretary